UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

SYNAPTICS INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 904-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2024, Synaptics Incorporated (the “Company”) announced that Ken Rizvi will join the Company as its Chief Financial Officer, effective on July 15, 2024 (the “Effective Date”). On the Effective Date, in connection with Mr. Rizvi’s appointment, Michael Hurlston will cease to serve as the Company’s principal financial officer but will continue to serve as the Company’s President and Chief Executive Officer.

Mr. Rizvi, 49, has served as Senior Vice President and Chief Financial Officer of SMART Global Holdings, Inc., a diversified business focused on providing high-performance, high-availability solutions to enterprise customers, since February 2021. Prior to joining SMART Global Holdings, Mr. Rizvi served as Senior Vice President and Chief financial Officer of UTAC Holdings Ltd., a global semiconductor assembly and test services provider, from June 2018 until February 2021. He served as Senior Vice President and Chief Financial Officer at Isola Group, a global materials sciences company, from August 2016 to June 2018, and also served as Vice President of Finance & Treasurer at Micron Technology, Inc., a global semiconductor manufacturing company, from January 2013 to July 2016. Mr. Rizvi has served in senior leadership roles at UTAC Holdings, Isola Group, ON Semiconductor, and Micron Technology. He has also served as an associate with Technology Crossover Ventures, a leading private equity and venture capital firm, and as an investment banker at Morgan Stanley. Mr. Rizvi holds an Executive Master of Business Administration from the W.P. Carey School of Business at Arizona State University and a Bachelor of Arts in Economics from Yale University.

In connection with his appointment, the Company and Mr. Rizvi have executed an offer letter. The following is a summary of the terms and conditions of Mr. Rizvi’s employment.

Mr. Rizvi will receive a base annual salary of $490,000. He is eligible to receive an annual incentive target of 75% of his base salary for each Company fiscal year, prorated for the Company’s fiscal year 2025. Payment of the incentive will be based first on company-wide performance, followed by department and individual goals annually, and payment of any incentive amount is ultimately at the discretion of the Board and is not guaranteed.

Mr. Rizvi will additionally receive the following equity compensation: (i) an amount of Restricted Stock Units (“RSUs”) corresponding to an $2,150,000 equity value, with 1/3 vesting on the first anniversary of the grant date, and 1/12 vesting each quarter thereafter such that the award will be fully vested on the third anniversary of the grant date; (ii) an amount of Market Stock Units (“MSUs”) corresponding to an $2,150,000 equity value, with 1/3 of the MSUs satisfying the MSU performance condition vesting on August 17, 2025, and 1/3 vesting each year thereafter such that the award will be fully vested on August 17, 2027; and (iii) an amount of Performance Stock Units (“PSUs”) corresponding to an $2,150,000 equity value, with 1/3 of the PSUs satisfying the PSU performance condition vesting on August 17, 2025, and 1/12 vesting each quarter thereafter such that the award will be fully vested on August 17, 2027.

MSU achievement will be based on Company total shareholder return performance and PSU achievement will be based on the Company’s attainment of pre-established non-GAAP earnings per share targets, each as determined by the Board. The terms, including share calculations, vesting schedules and performance periods, of the RSU, MSU, and PSU awards are as determined by the Board. The vesting of the RSUs, MSUs, and PSUs is contingent on Mr. Rizvi’s continued employment with the Company.

Mr. Rizvi will be designated as an “Executive” under the Synaptics Incorporated Change of Control Severance Policy for Principal Executive Officers and a “Covered Executive” under the Synaptics Incorporated Severance Policy for Principal Executive Officers, the current versions of which have been previously filed by Company. The Company will enter into an indemnification agreement with Mr. Rizvi on his employment start date.

There are no arrangements or understandings between Mr. Rizvi and any other person pursuant to which he was appointed, nor are there are any family relationships between Mr. Rizvi and any of the Company’s directors or executive officers. Mr. Rizvi does not have any material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 7.01 Regulation FD Disclosure

On May 14, 2024, the Company issued a press release regarding the events described in Item 5.02. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1	Press release from Synaptics Incorporated, dated May 14, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date: May 14, 2024	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary